UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2018

MEDPRO SAFETY PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000 – 52077	91-2015980
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

       20311 Chartwell Center Drive, Ste 1469, Cornelius Drive

        28031

(Address)

(Zip Code)

704-790-9799

(registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  [x]

Emerging growth company If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [x]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 26, 2018, Willaim R. Alessi, Jr. resigned from his position as MedPro Safety Products Inc.’s CEO and Director, effective immediately.  Mr. Alessi’s resignation was voluntary and not a result of any matter relating to the Company’s operations, policies, or practices.

Item 9.01 Financial Statements and Exhibits.

NUMBER       EXHIBIT

10.1	Resignation of Mr. William R Alessi, Jr. as an officer and director

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDPRO SAFETY PRODUCTS, INC..

Dated:  October 26, 2018

s/s         William R. Alessi, Jr.

             William R. Alessi, Jr.

Chief Executive Officer

Exhibit 10

William R. Alessi, Jr.

20311 Chartwell Center Drive

Ste 1469

Cornelius, NC 28031

October 26, 2018

Subject: Resignation of William R. Alessi, Jr.

I, William R. Alessi, Jr., the sole officer and sole director of MEDPRO SAFETY PRODUCTS, INC., does hereby resign as an officer and director effective immediately.

Sincerely,

By: /s/ William R. Alessi, Jr.

           William R. Alessi, Jr.